EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-126244, 333-159849, and 333-172631 on Form S-8 and No. 333-176236 on Form S-3 of our report dated March 26, 2015, relating to the consolidated financial statements of DSW Inc. and subsidiaries (“DSW”), and the effectiveness of DSW’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of DSW for the year ended January 31, 2015.

/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio
March 26, 2015